       Public Company Management Corporation

(OTC BB: PUBC)

Wall Street Research Update

Kipley J. Lytel, CFA

February 16, 2005

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1QFY05 Results Update

Reiterate Speculative Buy & Reaffirm $2.30 Target Valuation

Symbol (OTC BB):	PUBC
Recent Price:	$0.85
Avg. Daily Vol. (3-Mo.):	17,718
Industry	Misc. Financial Services
21 Month Target Valuation:	$2.30
Rating:	Speculative Buy/4
Market Capitalization ($mil):	$17,905,870
Shares O/S:	21,065,730
Cash: (12/31/04)	$68,766
Net Working Capital (12/31/04)	$2,003,681
Total Debt (12/31/04)	$284,746
Book Value Per Share (12/31)	$0.17
Shareholders Equity (12/31/04)	$2,241,633
Quarterly Revenue (12/31/04)	$405,992
Quarterly Earnings(12/31/04)	$351,389

Quarterly Performance Review & Analyst Rationale

Public Company Management Corporation (“PUBC” or the “Company”) reported the first quarter 2005 results for the three month period ending 12/31/04 that markedly exceeded our expectation both in revenue, other income and net income.  PUBC’s revenues increased 270% or by $296,284, from $109,708 to $405,992.  The strong top line improvement was attributable to higher client activity and the receipt of 650,000 additional Winfield shares for additional services beyond the original contract agreement.  The Company’s results were a testament to the lucrative business model with both a ‘private equity’ like return profile that demonstrates immense return upside in the form of unrealized/realized gains, complemented with a sustainable deal flow revenue.  Indeed, PUBC reported other income of $726,460, as compared with a net expense of $25,787, or an increase of $775,346.  $742,256 of this difference was from unrealized holding gains on customer stocks held during the quarter.  Also, the Company increased its FY05 revenue guidance by 100%, to $690,000-$920,000 range from the previous $343,500-$458,000.

PUBC’s selling, general and administrative expenses (“SG&A”) increased $420,710, from $166,892 to $587,602.  This increase was mainly attributable to approximately $250,000 incurred on research reports, earning calls, audited financials, and public relations.

PUBC’s depreciation and amortization expense increased $5,429, from $7,013, to $12,442, because of increased capital expenditures during 2004

The Company had total other income of $726,460, as compared with a net expense of $25,787, or an increase of $775,346.  $742,256 of this difference was from unrealized holding gains on customer stocks held during the quarter..

PUBC substantially boosted the net income figure to $351,389, compared to a net loss of $89,984.  The increase in net income is mainly attributable to increases in unrealized gain on holding securities.

The Company’s net working capital stayed essentially flat finishing at $2 million, while shareholder equity increased over 10% to approximately $2.2 million.

Previously PUBC also released news that it has retained Hawkwood Capital Partners to spearhead the Company's strategic alliance initiatives.  Scott Carroll, principal of Hawkwood Capital Partners and a veteran of Merrill Lynch (NYSE:MER - News), Citicorp Mortgage (NYSE:C - News) and Amerihealth, Inc., will manage the business development initiative program.

PUBC believes that most small and medium-sized businesses are unaware of the fact that they could go public quickly and inexpensively without having to go through a costly and time-consuming Initial Public Offering (IPO). The company's services offer the small and medium-sized companies fast, cost-effective ways to go public and draw upon the wealth of investment capital that is available to public corporations. Hawkwood Capital Partners will focus on developing powerful marketing alliances with compatible companies to create new business opportunities for PUBC.

"There are literally thousands of private businesses that could potentially tap into the capital available for public companies. PUBC serves as a one-stop shop for businesses that want to take advantage of public capital markets. Our Pubco White Papers subsidiary (www.pubcowhitepapers.com) focuses on educating business owners on the options available to them. If a company decides to go public, it can utilize the services of our Go Public Today subsidiary (www.gopublictoday.com). And, after the company goes public, we can continue advising them on the regulatory and compliance issues through our Public Company Management Services, Inc. subsidiary (www.pcms-team.com)," explains Stephen Brock, Chief Executive Officer of PUBC.

Taking companies public is a multi-billion dollar industry. Disclosed global stock and bond related underwriting fees reached $14.4 billion in 2003 (source: http://www.business.uiuc.edu/gpennacc/260,12,Slide 12). PUBC believes these underwriting fees indicate that traditional IPOs are prohibitively expensive for most companies, and that only a fraction of companies can actually qualify for or ever hope to achieve them.

PUBLIC COMPANY MANAGEMENT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

3-Month Periods Ended December 31, 2004 and 2003

(Unaudited)

2004

2003

----------

----------

Revenue

$  405,992

$  109,708

Selling, general & administrative

587,602

166,892

Depreciation and amortization

12,442

7,013

----------

----------

Total operating expenses

600,044

173,905

----------

----------

Net income (loss) from operations

(194,052)

( 64,197

)

----------

----------

Other income and (expense)

  Interest expense

(11,121)

(  1,733

)

  Interest income

6,464

8

  Realized gain on sale of securities

101,324

88,401

  Unrealized gain (loss) on holding securities

629,793

(112,463

)

----------

----------

Total other income and (expense)

 726,460

(25,787)

----------

----------

Net income (loss) before income taxes

532,408

(89,984)

----------

----------

Deferred income tax (benefit)

181,019

-

----------

----------

NET INCOME (LOSS)

$  351,389

$ (89,984)

==========

==========

Basic and diluted loss per share

$.02

$    (.01)

Weighted average shares outstanding

21,065,730

15,731,274

Analyst’s Statement: “I have prepared this report, and the content within it, including all opinions, are solely my own (and those referenced).”

Sources:

PUBC 10Q, 8K & other SEC filings.

This report and other reports regarding this company and others are at:

http://www.investrend.com/articles/secondlevel.asp?level=182

Research Reference Sources: PUBC 10K, 10Q, 8K and other SEC Filings, Company Web Site, Company Brochures, News Releases, Footnoted References, Company Fact Sheet & Management Discussions.

Analyst: Kipley J. Lytel, CFA, is a senior partner with money management firm Montecito Capital Management.  Mr. Lytel also provides investment services to several independent equity research companies.  For over three years, Mr. Lytel served as the lead securities analyst for M.L. Stern & Company - a leading regional investment securities firm headquartered in Beverly Hills, with offices serving most major California markets & Nevada. Previously, he performed portfolio management and analyst coverage during his employment with two hedge funds, Pacific Strategic Fund Group and DD Capital Management. His background has been marked by his experience as a technology sector analyst, coverage spanning various sectors: telecommunications & wireless, IT equipment/services, integrated systems, networks, etc.

He received his Masters of Business Administration (MBA) with Honors from the Peter F. Drucker School of Management at Claremont Graduate University, where he also received his undergraduate Bachelors of Arts (BA) degree in Economics. Mr. Lytel is a Chartered Financial Analyst (CFA) and an active member of the Association of Investment Management and Research (AIMR) and the Los Angeles Society of Financial Analysts (LASFA). He has frequently served as a Senior Grader for AIMR's CFA Examination and has been a Regional Expert for AIMR's advisory panel on investment management covering: institutional portfolio management, individual portfolio management, analysis of alternative investments, macro strategy formulation, and quantitative modeling applications.  Mr. Lytel has be cited and/or published in Barons, Financial Planning Magazine, Physicians Financial News, among others.

Company: Public Company Management Corporation, Stephen Brock, President/CEO, 5770 El Camino Blvd.  Las Vegas, NV 89118 702.222.9076 http://www.PUBCotcbb.com

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